UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 29, 2007 (March 25, 2007)
LUMINEX CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-30109	74-2747608

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

12212 Technology Boulevard, Austin, Texas	78727

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 219-8020
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)
     1. 2007 Cash-Based Executive Performance Incentives
          On March 25, 2007 at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Luminex Corporation (the “Company”), after consideration of presentations and recommendations of Patrick J. Balthrop, the Company’s President and Chief Executive Officer, an independent compensation consultant, and such other matters and information as deemed appropriate, the Committee approved the 2007 cash-based performance incentive opportunities for certain of the Company’s executive officers. The bonus opportunities for the Company’s executive officers other than Mr. Balthrop, the Company’s President and Chief Executive Officer, are referred to as the “Management Incentive Plan,” and Mr. Balthrop’s bonus opportunity is referred to as the “CEO Bonus Plan.”
          Management Incentive Plan. The performance awards under the Management Incentive Plan are based upon achievement of established Company performance goals (“Company Goals”) as well as personal business objectives (“Individual Goals”), in each case as determined by the Committee. The Company Goals are based on total revenue, gross margins, total combined consumable and royalty revenue, and net income targets, with each objective given a specified weight. The Individual Goals vary by executive and are based on specified management or strategic initiatives, projects or other requirements, leadership and/or team contributions, with each objective given a specified weight.
          The total target awards under the Management Incentive Plan are weighted 50% for the achievement of Company Goals and 50% for the achievement of Individual Goals and are based on a target bonus established by the Committee for each participant. The target bonuses for each executive officer (excluding Mr. Balthrop) approved at the meeting, reflected as a percentage of base salary, are as follows:

Name	Title	Target Bonus
Russell W. Bradley	Vice President, Business Development and Strategic Planning	50%
Harriss T. Currie	Vice President, Finance, Chief Financial Officer and Treasurer	50%
Gregory J. Gosch	Vice President, Marketing and Sales	50%
James W. Jacobson	Vice President, Chief Scientific Officer	50%
Randel S. Marfin	Vice President, Luminex Bioscience Group	50%
David R. Reiter	Vice President, General Counsel and Corporate Secretary	50%
John C. Carrano	Vice President, Research and Development	40%
Following the end of the fiscal year, the Committee will determine whether and the extent to which the applicable targets were met. The Company Goals are subject to an over/underachievement scale with possible payouts of 0% to 200% of the potential bonus for Company Goals based on financial results between 85% to 120% of the applicable performance targets calculated on a linear basis. Accordingly, no bonus is paid with respect to the Company Goals for results below the 85% threshold. Individual Goals are not subject to an overachievement scale, but specified project goals are graded 100% for on time completion, 75% for completed late, 50% for partially complete and 0% for failure to produce even partial completion, in each case in the subjective judgment of the Committee based, in part, upon the recommendation of Mr. Balthrop. Accordingly, total awards can range from zero to a maximum of 150% of the target bonus. The Committee will make all calculations and determinations with respect to payment of bonuses under the Management Incentive Plan in its sole discretion.

     CEO Bonus Plan. The CEO Bonus Plan is based upon achievement of financial objectives on a Company and division level, as well as certain leadership, strategy and project objectives, in each case as determined by the Committee. The financial objectives are based on total revenue, gross profit and net income at the Company level, and the financial performance of the new Luminex Molecular Diagnostics (“LMD”) division. The leadership and strategy objectives are based on specified initiatives concerning our strategic plan and succession planning efforts, and the project objectives are based on certain research and development goals, including Luminex Bioscience Group objectives. The total target awards under the CEO Bonus Plan are weighted 65% for the achievement of the Company and LMD financial performance goals, 20% for leadership and strategy objectives and 15% for the achievement of project objectives. The target bonus established by the Committee is 100% of Mr. Balthrop’s base salary. Additionally, Mr. Balthrop’s potential bonus is subject to an over/underachievement scale with possible payouts between 0% and 125% with respect to financial objective (based on threshold performance between 85% to 125% of these objectives and calculated on a linear basis), and 0 and 150% for leadership/strategy objectives. The project goals are not subject to an overachievement scale, but specified project goals are graded 100% for on time completion, 75% for completed late, 50% for partially complete and 0% for failure to produce even partial completion, in each case in the subjective judgment of the Committee. Accordingly, the CEO Bonus Plan provides for a potential bonus ranging from 0% to 126.25% of Mr. Balthrop’s base salary. Following the end of the fiscal year, the Committee will determine whether and the extent to which the applicable targets were met. The Committee will make all calculations and determinations with respect to payment of Mr. Balthrop’s bonus under the CEO Bonus Plan in its sole discretion.
     2. Amendment to Restricted Stock Agreement of Patrick J. Balthrop
     On March 25, 2007, the Committee also approved an amendment to the restricted stock agreement, dated May 17, 2004 (the “Restricted Stock Agreement”), of Mr. Balthrop. The Company and Mr. Balthrop initially entered into the Restricted Stock Agreement in connection with the hiring of Mr. Balthrop as the President and Chief Executive Officer of the Company. The Restricted Stock Agreement provided for the grant of 200,000 restricted shares, which would vest in portions based on the attainment of certain performance goals related to Company revenue, earnings and stock price. If the goals provided for in the Restricted Stock Agreement were not achieved by the end of fifth anniversary of the date of the Restricted Stock Agreement, all non-vested shares would be forfeited. In light of the difficulty in forecasting long-term performance goals for the Company at the time the Restricted Stock Agreement was entered into, the strength of Mr. Balthrop’s performance as observed by the Committee, the Board of Directors and the Company’s employees, together with the impact of the Tm Bioscience acquisition upon the Company’s financial performance and other factors deemed relevant by the Committee, the Committee determined that it would be in the best interests of the Company to amend the Restricted Stock Agreement to provide for the automatic vesting of all unvested restricted shares immediately prior to the fifth anniversary of the date of the Restricted Stock Agreement, to the extent any or all of the performance measures have not been previously achieved.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINEX CORPORATION
Date: March 29, 2007	By:	/s/ Harriss T. Currie
Harriss T. Currie
Chief Financial Officer